                                                                               .
                                                                               .
                                                                               .

                                                                     Exhibit 2.2


NEXEN INC.
CALCULATION OF INTEREST COVERAGE
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
(MILLIONS OF DOLLARS)

INTEREST COVERAGE

                                                        DECEMBER 31, 2002
                                                      --------------------
Consolidated Net Income                                               $452

Add:
     Total Interest Expense                           $109
     Short-term Interest Expense                         0             109
                                                      ----

     Current Income Taxes                              223
     Future Income Taxes                                 6             229
                                                      ----            ----

Earnings before interest on long term debt and
income taxes                                                          $790
                                                                      ====


Interest on Long Term Debt                                            $140
                                                                      ====

INTEREST COVERAGE                                                     5.64
                                                                      ====


NEXEN INC.
CALCULATION OF INTEREST COVERAGE
FOR THE 12 MONTHS ENDED JUNE 30, 2003
(MILLIONS OF DOLLARS)

INTEREST COVERAGE

                                                          JUNE 30, 2002
                                                      --------------------
Consolidated Net Income                                            $  800

Add:
     Total Interest Expense                           $111
     Short-term Interest Expense                        (1)           110
                                                      ----
     Current Income Taxes                              224
     Future Income Taxes                                55            279
                                                      ----         ------
Earnings before interest on long term
debt and income taxes                                              $1,189
                                                                   ======
Interest on Long Term Debt (including
capitalized interest)                                              $  149
                                                                   ======
INTEREST COVERAGE                                                    7.98
                                                                   ======